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                                                                 EXHIBIT 4.2


                           THIRD AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT

       This Third Amended and Restated Registration Rights Agreement (this "Agreement") is hereby entered into as of the 14th day of December, 1999 by and among UTStarcom, Inc., a Delaware corporation (the "Corporation"), at least eighty percent (80%) of the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series F Convertible Preferred Stock (collectively the "Preferred Holders", sometimes referred to individually as "Investor" and collectively as "Investors").

                                R E C I T A L S

       A. The Corporation and the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock and the Series F Convertible Preferred Stock are parties to that certain Second Amended and Restated Registration Rights Agreement dated November 17, 1999, (the "Registration Agreement").

       B. The Corporation and the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock and the Series F Convertible Preferred Stock desire to amend and restate the Registration Agreement.

       NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree that the Registration Agreement shall be amended and restated to read in its entirety as follows:

       1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

              (a) The term "ACT" means the Securities Act of 1933, as amended;

              (b) The term "COMMON STOCK" means the Corporation's Common Stock, par value $.0025 per share;

              (c) The term "HOLDER" means any Investor and any other person or entity holding Registrable Securities to whom the registration rights granted in this Agreement have been transferred pursuant to Section 15 hereof;

              (d) The term "PREFERRED STOCK" means shares of the Corporation's Series A Convertible Preferred Stock, par value $.0025 per share, shares of the Corporation's Series B Convertible Preferred Stock, par value $.0025 per share, shares of the Corporation's Series C Convertible Preferred Stock, par value $.0025 per share, shares of the Corporation's Series D Convertible Preferred Stock, par value $.0025 per share, shares of the Corporation's Series F Convertible Preferred Stock, par value $.0025 per share, shares of the Corporation's Series G

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Convertible Preferred Stock, par value $.0025 per share, each series of which is convertible into shares of the Corporation's Common Stock;

              (e) The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement;

              (f) The term "REGISTRABLE SECURITIES" means (1) the Common Stock issuable upon conversion of the Preferred Stock; (2) Common Stock purchased by an Investor pursuant to (i) Section 8.2 of the Stock Purchase Agreement dated as of March 29, 1995 between the Corporation and Technology Funding Venture Partners IV, An Aggressive Growth Fund, L.P., Technology Funding Venture Partners V, An Aggressive Growth Fund, L.P., Telco Systems, Inc., Dr. Pehong Chen, Variamat Resources Sdn. Bhd., Ding Cho Hee, William Wittmeyer and Malaysian Technology Development Corp. (the "Series A Purchase Agreement") (or Common Stock for or into which New Securities (as defined in the Series A Purchase Agreement) purchased by the Investor pursuant to such Section 8.2 of such Series A Purchase Agreement may be exercised or converted), (ii) Section 8 of the Stock Purchase Agreement dated as of October 19, 1995 between the Corporation and SOFTBANK Corporation (the "Series B Purchase Agreement") (or Common Stock for or into which New Securities (as defined in the Series A Purchase Agreement) purchased by the Investor pursuant to Section 8 of such Series B Purchase Agreement may be exercised or converted), (iii) Section 8 of the Stock Purchase Agreement dated as of December 2, 1996 between the Corporation and SOFTBANK Holdings Inc. (the "Series C SOFTBANK Holdings Inc. Purchase Agreement") (or Common Stock for or into which New Securities (as defined in the Series A Purchase Agreement) purchased by the Investor pursuant to Section 8 of such Series C SOFTBANK Holdings Inc. Purchase Agreement may be exercised or converted), (iv) Section 8 of the Stock Purchase Agreement dated as of December 2, 1996 between the Corporation and SOFTBANK Ventures, Inc. (the "Series C SOFTBANK Ventures, Inc. Purchase Agreement") (or Common Stock for or into which New Securities (as defined in the Series A Purchase Agreement) purchased by the Investor pursuant to Section 8 of such Series C SOFTBANK Ventures, Inc. Purchase Agreement may be exercised or converted), (v) Section 8 of the Stock Purchase Agreement dated January 15, 1997 between the Corporation and Naray Mobile Telecom, Inc., Malaysian Technology Development Corporation, Ding Cho Hee and Variamat Resources Sdn. Bhd. (the "Series C Naray Purchase Agreement") (or Common Stock for or into which New Securities (as defined in the Series A Purchase Agreement) purchased by the Investor pursuant to Section 8 of such Series C Naray Purchase Agreement may be exercised or converted), (vi)
Section 8 of the Stock Purchase Agreement dated October 3, 1997 between the Corporation and SOFTBANK Holdings, Inc. and SOFTBANK Contents Fund (the "Series D Purchase Agreement") (or Common Stock for or into which New Securities (as defined in the Series A Purchase Agreement) purchased by the Investor pursuant to Section 8 of such Series D Purchase Agreement may be exercised or converted) and (vii) Section 8 of the Stock Purchase Agreement dated November 17, 1999 between the Corporation and the Purchasers (the "Series F Purchase Agreement) (or Common Stock for or into which New Securities (as defined in the Series A Purchase Agreement) purchased by the Investor pursuant to Section 8 of such Series F Purchase Agreement may be exercised or converted); (3) shares of Common Stock issuable upon exercise of a Warrant dated February 5, 1998 issued to Lintech Limited; (4) shares of Common Stock issuable upon exercise of a Warrant dated September 20, 1999 issued to Talent Group International, Limited.; (5) shares of Series G Preferred Stock issued to


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holders of WACOS, Inc. capital stock, pursuant to the Agreement and Plan of
Merger dated __________, 1999 (the "Merger Agreement"); and (6) any Common Stock of the Corporation issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Preferred Stock or Common Stock.

       In addition, for purposes of all calculations, and notices under, and all provisions of this Agreement, where the context permits, (i) the term "Registrable Securities" shall include securities issuable upon conversion of the Preferred Stock, (ii) a holder of the Preferred Stock shall be deemed the Holder of such securities and (iii) such securities shall be deemed outstanding Registrable Securities hereunder. The foregoing notwithstanding, nothing in this Agreement shall require the Corporation actually to register any shares of the Preferred Stock.

              (g) The term "SB AFFILIATE" means any other person or entity controlling, controlled by, or under common control with the SB Entities (as defined below), including without limitation, (i) any partnership that is affiliated with an SB Entity that is also a partnership, or (ii) any majority-owned subsidiary of any SB Entity which is a corporation.

              (h) The term "SB ENTITY" means any of SOFTBANK America Inc., a Delaware corporation, SOFTBANK Ventures, Inc., a Japanese corporation, and their respective successors and assigns.

              (i) The term "STOCK PURCHASE AGREEMENTS" means the Series A Purchase Agreement, the Series B Purchase Agreement, the Series C SOFTBANK Holdings Inc. Purchase Agreement, the Series C SOFTBANK Ventures, Inc. Purchase Agreement, the Series C Naray Purchase Agreement, the Series D Purchase Agreement and the Series F Purchase Agreement.

       2. REQUEST FOR REGISTRATION. At any time after the earlier of (i) September 1, 1997 or (ii) the initial public offering of the Common Stock, if the Corporation shall receive a written request (specifying that it is being made pursuant to this Section 2) from the Holder or Holders of more than thirty-three and one-third percent (33 1/3%) of the then outstanding Registrable Securities that the Corporation file a registration statement under the Act, or a similar document pursuant to any other statute then in effect corresponding to the Act, covering the registration of at least the lesser of (i) at least twenty percent (20%) of the then outstanding Registrable Securities and, (ii) Registrable Securities the expected offering price to the public of which equals or exceeds $5,000,000, then the Corporation shall promptly notify all other Holders of such request and shall use its best efforts to cause all Registrable Securities that all Holders have requested be registered to be registered under the Act.

       Notwithstanding the foregoing, (a) the Corporation shall not be obligated to effect a registration pursuant to this Section 2 during the period starting with the date sixty (60) days prior to the Corporation's estimated date of filing of, and ending on a date three (3) months following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Corporation, provided that the Corporation is actively employing in good faith its best efforts to cause such registration statement to become effective and that the Corporation's estimate of the date of filing such registration statement is made in good faith; (b) the Corporation shall not be obligated to effect a registration pursuant to this Section 2 within six (6) months after the


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

effective date of a prior registration under such Section; (c) if the Corporation shall furnish to the Holders a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Corporation or its stockholders for a registration statement to be filed in the near future, then the Corporation's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed three (3) months; and
(d) the Corporation may postpone a registration pursuant to this Section 2 for such period of time as may be required to permit the use of regular audited year-end figures with supplemental short period figures for a period not exceeding three (3) months unless the Holders agree to bear the costs of any special audit.

       The Corporation shall not be obligated to effect more than one (1) registration pursuant to this Section 2. Any request for registration under this Section 2 must be for a firm commitment underwritten public offering to be managed by an underwriter or underwriters of recognized national standing reasonably acceptable to the Corporation.

       3. CORPORATION REGISTRATION. Subject to Section 8 of this Agreement, if at any time the Corporation proposes to register any of its Common Stock under the Act in connection with the public offering of such securities for its own account or for the accounts of other stockholders, solely for cash on a form that would also permit the registration of the Registrable Securities, the Corporation shall, each such time, promptly give each Holder written notice of such determination. Upon the written request of any Holder given within thirty
(30) days after mailing of any such notice by the Corporation, the Corporation shall use its best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested be registered; provided that the Corporation shall have the right to postpone or withdraw any such registration effected pursuant to this Section 3.

       4. OBLIGATIONS OF THE CORPORATION. Whenever required under Section 2, 3, or 11 to use its best efforts to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as reasonably possible:

              (a) Prepare and file with the Securities and Exchange Commission ("SEC") a registration statement with, respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective; provided, however, that in connection with any proposed registration intended to permit an offering of any securities from time to time (i.e., a so-called "shelf registration"), the Corporation shall in no event be obligated to cause any such registration to remain effective for more than one hundred eighty (180) days.

              (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with-the provisions of the Act until the earlier of (i) the disposition of all securities covered by such registration statement or (ii) 120 days after the effective date thereof.

              (c) Furnish to each selling Holder such number of copies of each preliminary and final prospectus in conformity with the requirements of the Act, and such other documents as such Holder may reasonably request, in order to facilitate the disposition of Registrable Securities owned by it.


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

              (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling stockholders, then such expenses shall be payable by selling stockholders pro rata, to the extent required by such jurisdiction.

              (e) Provide a transfer agent for the Common Stock no later than the effective date of the first registration of any Registrable Securities.

              (f) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

              (g) Use its best efforts to cause all the Registrable Securities either (i) to be listed on a national securities exchange (if the Registrable Securities are not already so listed) and on each additional national securities exchange on which similar securities issued by the Corporation are then listed, if the listing of the Registrable Securities is then permitted under the rules of such exchange, or (ii) to secure designation of all the Registrable Securities as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 of the SEC or, failing that, to secure listing on Nasdaq for the Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two (2) market makers to register as such with respect to Registrable Securities with the National Association of Securities Dealers, Inc.

              (h) Enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as sellers of Registrable Securities shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

              (i) Make available for inspection and copying by any seller of Registrable Securities, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Corporation, and cause all of the Corporation's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

              (j) Use every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest reasonable time.


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

              (k) Make such representations and warranties to the selling Holders and the underwriters as are customarily made by issuers to underwriters and selling stockholders, as the case may be, in primary underwritten public offerings.

              (l)    Furnish to each selling Holder a signed counterpart of

                     (i) an opinion of counsel for the Corporation, dated the effective date of the registration statement, and

                     (ii) "comfort" letters signed by the Corporation's independent public accountants who have examined and reported on the Corporation's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Corporation is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities.

              (m) Furnish to each selling Holder a copy of all documents filed and all correspondence from or to the SEC in connection with the registration statement and the offering to which it relates.

              (n) Use its best efforts to insure the obtaining of all necessary approval from the National Association of Securities Dealers, Inc. in connection with such offering.

              (o) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

       5. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Agreement that the Holders shall furnish to the Corporation such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such securities as the Corporation shall reasonably request and as shall be required in connection with the action to be taken by the Corporation.

       6. EXPENSES OF DEMAND REGISTRATION. All expenses incurred in connection with registrations pursuant to Section 2 (excluding underwriters' discounts and commissions), including, without limitation, all registration and qualification fees, printers', and accounting fees, fees and disbursements of counsel for the Corporation, and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Corporation; provided, however, that if a registration under Section 2 is withdrawn at the request of the selling Holders requesting such


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registration (other than as a result of information concerning the business or financial condition of the Corporation which is made known to the selling Holders after the date on which such registration was requested) and if such selling Holders elect not to have such registration counted as registration requested under Section 2, the requesting selling Holders shall pay the registration expenses of such registration pro rata in accordance with the number of the Registrable Securities included in such registration.

       7. CORPORATION REGISTRATION EXPENSES. All expenses (excluding underwriters' discounts and commissions) incurred in connection with a registration pursuant to Section 3 (other than a registration on Form S-3 filed pursuant to Section 11 hereof), including, without limitation, any-additional registration and qualification fees and any additional fees and disbursements of counsel to the Corporation that result from the inclusion of securities held by the Holders in such registration and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Corporation.

       8.     UNDERWRITING REQUIREMENTS.

              (a) In connection with any offering involving an underwriting of shares being issued by the Corporation, the Corporation shall not be required to include any of the Holders' Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by it (which terms shall be customary), and, in connection with any such offering under Section 3, only in such quantity as will not exceed a limitation on the amount of securities to be underwritten, such limitation to be reasonably determined by the underwriters, or their representatives based on marketing factors (the "Underwriters' Limitation"). If the total amount of securities that all Holders request to be included in an underwritten offering exceeds the Underwriters' Limitation on the amount of securities, the Corporation shall only be required to include in the offering so many of the securities of the selling Holders as the underwriters reasonably believe will not exceed that limitation (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities owned by said selling Holders, or in such other proportions as shall mutually be agreed to by such selling Holders), provided that (in the case of an offering subject to Section 3) no such reduction shall be made with respect to any securities offered by the Corporation for its own account, and provided further that no securities of any stockholder who is not a Holder shall be included unless all securities which the Holders and their permitted assignees have requested to be included are included.

              (b) With respect to any underwriting of shares to be registered under Section 2 or Section 11, the Holders of a majority of the then outstanding Registrable Securities to be included in such offering shall have the right to designate the managing underwriter or underwriters. In all other circumstances under such Sections and in connection with registrations under Section 3, the Board of Directors of the Corporation shall designate the managing underwriter or underwriters.

       9. DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.


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       10.    INDEMNIFICATION.  In the event any Registrable Securities are included in a registration statement under this Agreement:

              (a) To the extent permitted by law, the Corporation will indemnify and hold harmless each Holder requesting or joining in a registration, any underwriter (as defined in the Act) for it, and each person, if any, who controls such Holder or underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including, without limitation, any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Corporation of any rule or regulation promulgated under the Act applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration; and will reimburse each such Holder, such underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld or delayed) nor shall the Corporation be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospetus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any such Holder, underwriter or controlling person.

              (b) To the extent permitted by law, each Holder requesting or joining in a registration will indemnify and hold harmless the Corporation, each of its directors, each of its officers who has signed the registration statement, each underwriter for the Corporation (within the meaning of the Act), and each person, if any, who controls the Corporation or any such underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which the Corporation or any such director, officer, controlling person or underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and will reimburse the Corporation or any such director, officer, controlling person or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or


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

defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and provided further that no Holder shall have any liability under this Section 10(b) in excess of the net proceeds actually received by such Holder in the relevant public offering.

              (c)    Promptly after receipt by an indemnified party under this
Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if actually prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section 10.

       11.    REGISTRATIONS ON FORM S-3.

              (a) If (i) the Corporation shall receive a written request (specifying that it is being made pursuant to this Section 11) from the Holder or Holders of more than fifteen percent (15%) of the then-outstanding Registrable Securities that the Corporation file a registration statement on Form S-3 (or any successor form to Form S-3 regardless of its designation) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which would equal or exceed Two Million Dollars ($2,000,000), and (ii) the Corporation is a registrant entitled to use Form S-3 to register such shares, then the Corporation shall use its best efforts to cause such shares to be registered on Form S-3 (or any successor form to Form S-3).

              (b) All expenses (excluding underwriters' discounts and commissions) incurred in connection with a registration requested pursuant to
Section 11(a), including, without limitation, all registration, qualification, printing, and accounting fees, and fees and disbursements of one counsel for the selling Holder or Holders and counsel to the Corporation, shall be borne by the Corporation.

              (c) Holders' rights to registration under this Section 11 are in addition to, and not in lieu of, their rights to registration under Sections 2 and 3 of this Agreement.

              (d) The Corporation shall not be obligated to effect more than two registrations pursuant to this Section 11 during any period of twelve (12) consecutive calendar months.

       12. LIMITATION ON CORPORATION OFFERINGS. The Corporation shall not register securities for sale for its own account (or, except as permitted by Section 14, any securities other than Registrable Securities held by a Holder) in any registration requested pursuant to Section 2 or 11 unless permitted to do so by the written consent of the Holders of more than eighty percent (80%) of the Registrable Securities as to which registration has been requested. The Corporation may not cause


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

any other registration of securities for its own account (other than a registration effected solely to implement an employee benefit plan) which would become effective less than ninety (90) days after the effective date of any registration requested pursuant to Section 2 or 11 to be initiated after such requested registration.

       13. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Corporation to the public without registration, the Corporation agrees to use its best efforts to:

              (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to ninety (90) days after the effective date of the first registration statement covering an underwritten public offering filed by the Corporation;

              (b) file with the SEC in a timely manner all reports and other documents required of the Corporation under the Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

              (c) furnish to any Holder forthwith upon request a written statement by the Corporation that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Corporation), and of the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents so filed by the Corporation as may be reasonably requested in availing any such Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

       14. LIMITATIONS IN CONNECTION WITH FUTURE GRANTS OF REGISTRATION RIGHTS. Without the prior written consent of Holders that hold at least eighty percent (80%) in voting power of Registrable Securities, the Corporation shall not grant rights to cause the Corporation to register any of its securities to any person or entity which are more favorable than the rights granted to the Holders hereunder or which would interfere in any respect with the exercise by the Holders of their rights hereunder.

       15. TRANSFER OF REGISTRATION RIGHTS. The registration rights of any Investor (and of any permitted transferee of any Investor or its permitted transferees) under this Agreement with respect to any shares of Registrable Securities may be Transferred to any transferee who acquires (otherwise than in a registered public offering) such shares of Registrable Securities, provided, however, that the Corporation is given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned and the transferee agrees to be bound by and executes a counterpart of this Agreement.

       16. MERGERS, ETC. The Corporation shall not, directly or indirectly enter into any merger, consolidation or reorganization in which the Corporation shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Corporation under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization; provided, however, that the provisions of this Agreement shall not apply in the event of any merger, consolidation or reorganization in which the Corporation is not the surviving corporation if the Holders of Registrable Securities are entitled to receive in exchange therefor (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Act, or
(iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within ninety (90) days of the completion of the transaction for resale to the public pursuant to the Act.

       17. TRANSFERABILITY OF SHARES. Notwithstanding any representation, warranty or covenant to the contrary in this Agreement, the Stock Purchase Agreements, the Merger Agreement or any other agreement between the Corporation and the Preferred Holders entered into prior to the date hereof, each SB Entity shall have the right to transfer Registrable Securities held by it to any SB Affiliate; provided, however, that such SB Affiliate agrees in writing to be subject to the terms hereof and any relevant Stock Purchase Agreement or Merger Agreement to the same extent as if he or she were an original Preferred Holder hereunder.

       18.    STAND-OFF AGREEMENT.

              (a) Each Holder hereby agrees that it shall not, to the extent requested by the Corporation or a managing underwriter of an offering of securities of the Corporation, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities or other securities of the Corporation then owned by such Holder without the prior written consent of the Corporation or such underwriter, for up to 180 days following the effective date of a registration statement of the Company filed under the Act; provided, however, that (i) such agreement shall only apply to the first registration statement covering Common Stock to be sold on the Corporation's behalf to the public in an underwritten offering; and (ii) all officers, directors and holders of at least 5% of the outstanding shares (calculated on as-converted-to Common Stock basis) of the Corporation enter into similar agreements. The Holders agree, to ensure compliance with the restrictions referred to herein, that the Corporation may issue appropriate "stop transfer" certificates or instructions and that the Corporation may make appropriate notations to the same effect in its records.

              (b) Notwithstanding the above, the SB Entities may transfer Registrable Securities in accordance with Section 17 above.

       19.    MISCELLANEOUS.

              (a) Notwithstanding anything herein to the contrary, if pursuant to Section 1 of the Stock Purchase Agreement dated November 17, 1999, (the Purchase Agreement"), additional parties may purchase shares of Series F Preferred Stock as "New Purchasers" thereunder, then each such New Purchaser shall become a party to this Agreement as a "Purchaser" and "Investor" hereunder, without the need any consent, approval or signature of any Investor when such New Purchaser has both; (i) purchased shares of Series F Preferred Stock under the Purchase Agreement and paid the Company all consideration payable for such shares and (ii) executed one or more counterpart signature pages to this Agreement as an "Investor", with the Company's consent.

              (b) This Agreement and the documents referred to herein state the entire agreement of the parties concerning the subject matter hereof, and supersedes all prior agreements, written or oral, including without limitation the Registration Agreement, between or among them concerning such subject matter.

              (c) This Agreement may be amended, and compliance with any provision of this Agreement may be omitted or waived, only with the written consent of the Corporation and the Holders of at least eighty percent (80%) in voting power of the then-outstanding Registrable Securities to be bound thereby.

              (d) This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of California without regard to its principles of conflicts of laws.

              (e)    All notices hereunder shall be given in accordance with
Section 16 of the Series A Stock Purchase Agreement, Section 11(f) of the Series B Purchase Agreement, Section 11(f) of the Series C SOFTBANK Holdings Inc. Purchase Agreement, Section 11(f) of the Series C SOFTBANK Ventures, Inc. Purchase Agreement, Section 11(f) of the Series C Naray Purchase Agreement,
Section 11(f) of the Series D Purchase Agreement, Section 11(f) of the Series F Purchase Agreement and Section 8.1 of the Merger Agreement.

              (f) Subject to Section 15 above, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any transferee or assignee shall thereafter be treated as a Holder, subject to the limitations herein. Until the Corporation receives actual notice of any transfer or assignment, it shall be entitled to rely on the then existing list of Holders and the failure to notify the Corporation of any transfer or assignment shall not affect the validity of a notice properly given by the Corporation to the Holders pursuant to lists maintained by the Corporation.

              (g) If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

              (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Third Amended and Restated Registration Rights Agreement as of the date first written above.

                                       UTSTARCOM, INC.


                                       By: /s/ Hong Liang Lu
                                           ------------------------------------
                                           Hong Liang Lu
                                           President and Chief Executive Officer


                                       PREFERRED HOLDERS

                                       SOFTBANK AMERICA INC.


                                       By: /s/ Francis B. Jacobs II
                                           ------------------------------------
                                           Vice President

                                           SOFTBANK VENTURES INC.


                                       By: /s/ Yoshitaka Kitao
                                           ------------------------------------
                                           Yoshitaka Kitao
                                           Chief Executive Officer


                                       -----------------------------------------
                                       PEHONG CHEN


                                       NARAY MOBILE TELECOM, INC.


                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________


                     ***SIGNATURE PAGE FOR UTSTARCOM, INC.'S
                           THIRD AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT***

                             INTEL PACIFIC, INC.

                             By: /s/ Noel Lazo
                                 -------------------------------------

                             Print Name: Noel Lazo
                                         -----------------------------

                             Title: Assistant Treasurer, Intel Corporation
                                    ----------------------------------

                             MATSUSHITA COMMUNICATION
                             INDUSTRIAL CO., LTD.

                             By: _____________________________________

                             Print Name: _____________________________

                             Title: __________________________________


                             MITSUBISHI ELECTRIC CORPORATION

                             By: /s/ Michio Nakanishi
                                --------------------------------------

                             Print Name: Michio Nakanishi
                                         -----------------------------

                             Title: Senior VP & Director
                                    ----------------------------------




                    ***SIGNATURE PAGE FOR UTSTARCOM, INC.'S
                          THIRD AMENDED AND RESTATED
                        REGISTRATION RIGHTS AGREEMENT***

                                  Investor:

                                  By: /s/ Hong Lu
                                      ------------------------------------

                                  Print Name: Hong Lu
                                              ----------------------------

                                  Title:
                                         ---------------------------------


                                  By: /s/ Chauncey Shey
                                      ------------------------------------

                                  Print Name: Chauncey Shey
                                              ----------------------------

                                  Title:
                                         ---------------------------------


                                  By: /s/ Shey Partners
                                      ------------------------------------

                                  Print Name: Shey Partners
                                              ----------------------------

                                  Title:
                                         ---------------------------------


                                  By: /s/ Bill Huang
                                      ------------------------------------

                                  Print Name: Bill Huang
                                              ----------------------------

                                  Title:
                                         ---------------------------------


                                  By: /s/ Willie Lu
                                      ------------------------------------

                                  Print Name: Willie Lu
                                              ----------------------------

                                  Title:
                                         ---------------------------------


                                  By: /s/ Ying Wu
                                      ------------------------------------

                                  Print Name: Ying Wu
                                              ----------------------------

                                  Title:
                                         ---------------------------------


                                  By: /s/ Taoyun Wang
                                      ------------------------------------

                                  Print Name: Taoyun Wang
                                              ----------------------------

                                  Title:
                                         ---------------------------------


                                  By: /s/ James Miller and Shiwei Guo
                                      ------------------------------------

                                  Print Name: Miller Trust
                                              ----------------------------

                                  Title: Trustee
                                         ---------------------------------


                                  By: /s/ Charles Xue
                                      ------------------------------------

                                  Print Name: Charles Xue
                                              ----------------------------

                                  Title:
                                         ---------------------------------


                                  By: /s/ Paul Berkowitz
                                      ------------------------------------

                                  Print Name: Paul Berkowitz
                                              ----------------------------

                                  Title:
                                         ---------------------------------


                                  By: /s/ Hong Lu
                                      ------------------------------------

                                  Print Name: Hong Lu
                                              ----------------------------

                                  Title:
                                         ---------------------------------


                                  By: /s/ Weilia Wang
                                      ------------------------------------

                                  Print Name: Weilia Wang
                                              ----------------------------

                                  Title:
                                         ---------------------------------


                                  By: /s/ Howard Cheng
                                      ------------------------------------

                                  Print Name: Howard Cheng
                                              ----------------------------

                                  Title:
                                         ---------------------------------


                                  By: /s/ Spero Koulouras
                                      ------------------------------------

                                  Print Name: Spero Koulouras
                                              ----------------------------

                                  Title:
                                         ---------------------------------


                                  By: /s/ Yong Gao
                                      ------------------------------------

                                  Print Name: Yong Gao
                                              ----------------------------

                                  Title:
                                         ---------------------------------


                                  By: /s/ Guowen Lu
                                      ------------------------------------

                                  Print Name: Guowen Lu
                                              ----------------------------

                                  Title:
                                         ---------------------------------


                                  By: /s/ Heng V. Te
                                      ------------------------------------

                                  Print Name: Heng V. Te
                                              ----------------------------

                                  Title:
                                         ---------------------------------


                                  By: /s/ Terry Campbell
                                      ------------------------------------

                                  Print Name: Terry Campbell
                                              ----------------------------

                                  Title:
                                         ---------------------------------


                                  By: /s/ Jonathan Cohen
                                      ------------------------------------

                                  Print Name: Jonathan Cohen
                                              ----------------------------

                                  Title:
                                         ---------------------------------


                                  By: /s/ James Lee
                                      ------------------------------------

                                  Print Name: James Lee
                                              ----------------------------

                                  Title:
                                         ---------------------------------


                                  By: /s/ Chauncey Shey
                                      ------------------------------------

                                  Print Name: Shey Trust
                                              ----------------------------

                                  Title: Trustee
                                         ---------------------------------

                    ***SIGNATURE PAGE FOR UTSTARCOM, INC.'S
                          THIRD AMENDED AND RESTATED
                        REGISTRATION RIGHTS AGREEMENT***